Exhibit 10.6

SUBORDINATED PROMISSORY NOTE

$41,000,000.00	May 22, 2026 Chicago, Illinois

FOR VALUE RECEIVED, 256 COUNTY ROUTE 117 PERTH LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Borrower”), as maker, having an address at c/o Vireo Growth Inc., 207 South 9th Street, Minneapolis, Minnesota 55402, hereby UNCONDITIONALLY PROMISES TO PAY in lawful money of the United States of America and in immediately available funds, TO THE ORDER OF CHICAGO ATLANTIC LINCOLN, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), as payee, at Lender’s address at 420 N Wabash Avenue, Suite 500, Chicago, Illinois 60611, or at such other place as Lender may from time to time designate in writing, the principal sum of FORTY-ONE MILLION AND NO/100 DOLLARS ($41,000,000.00) (the “Loan”), together with all accrued interest thereon as provided in this Subordinated Promissory Note (this “Note”) and all other amounts due and payable under this Note, the Mortgage (as hereinafter defined), and the other Loan Documents (as defined in the Mortgage), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with their terms. CHICAGO ATLANTIC FINANCIAL SERVICES, LLC, a Delaware limited liability company (“Chicago Atlantic”) is a party to this Note in its capacity as administrative agent for Lender and the other Holders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).

ARTICLE I
GENERAL TERMS

Section 1.01          Secured Loan. The Loan evidenced by this Note is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing given by Borrower (therein referred to as “Mortgagor”) to Administrative Agent (therein referred to as “Mortgagee”) dated as of even date herewith (the “Mortgage”), encumbering certain real property and appurtenances located and known as 256 County Route 117 in Perth, New York, as more particularly described in the Mortgage (the “Property”). This Note is one of the Notes to which the Mortgage refers. Administrative Agent and Lender shall be entitled to all rights, remedies, and benefits as provided by the Mortgage and shall have all rights to enforce the covenants and agreements therein. The covenants, conditions, and agreements contained in the Mortgage and other Loan Documents are hereby made a part of this Note to the extent and with the same force as if they were fully set forth herein.

Section 1.02          Definitions. Unless otherwise specified herein, all capitalized terms used herein but not defined herein shall have the meanings given such terms in the Mortgage. When used in this Note, the following terms shall have the following meanings:

“Administrative Agent” has the meaning set forth in the Preamble.

“Applicable Interest Rate” has the meaning set forth in Section 2.02(a).

“Borrower” has the meaning set forth in the Preamble.

“Cannabis Business” means (a) the business of acquiring, cultivating, manufacturing, extracting, testing, producing, processing, possessing, selling (at retail or wholesale), dispensing, donating, distributing, transporting, packaging, labeling, marketing or disposing of cannabis, marijuana or related substances or products containing or relating to the same, and all ancillary activities related to the foregoing, including leasing the real property on which any such activity is conducted and (b) the business of managing or supporting the business described in clause (a) above, and all ancillary or complimentary activities related to the foregoing, including owning the real property on which any such activity is conducted.

“Chicago Atlantic” has the meaning set forth in the Preamble.

“Default Rate” has the meaning set forth in Section 2.04(e).

“Event of Default” has the meaning set forth in Section 4.01.

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Holder” means “Lender” (as defined in each Note).

“Indemnified Claims” means all claims, demands, liabilities, obligations, losses, damages (subject to the terms of Section 6.08(b)), fines, fees, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable and documented (in summary form) attorneys’, accountants’, consultants’ or paralegals’ fees and expenses and auctioneers’ fees and expenses), which may at any time be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of this Note, any other Loan Document, or any other document contemplated by this Note, including any of the foregoing in any way relating to or arising out of (a) the administration, performance or enforcement by Administrative Agent or any Holder of any of the Loan Documents or consummation of any of the transactions described therein, (b) the existence of, perfection of, a Lien upon or the sale or collection of or other realization upon the Property or any part thereof, (c) the breach of any representation or warranty under this Note or any other Loan Document, or (d) the failure of Borrower or Guarantor to observe, perform or discharge any of such Person’s covenants or duties under any of the Loan Documents, in each case including any cost or expense (including reasonable and documented (in summary form) attorneys’, accountants’, consultants’ or paralegals’ fees and expenses and auctioneers’ fees and expenses) incurred by any Indemnitee in connection with any investigation, litigation, arbitration or other judicial or non-judicial proceeding, whether or not such Indemnitee is a party thereto.

“Indemnitees” means Administrative Agent, each Holder and each of their respective officers, directors, members, managers, partners, agents, advisors, attorneys and Affiliates.

“Intercreditor Agreement” has the meaning set forth in Section 6.13.

“Lender” has the meaning set forth in the Preamble.

“Licensing Division” means each Governmental Authority authorized under any laws of the state of New York to regulate the growth, processing, manufacturing, testing, transportation, distribution, dispensation, and sale of cannabis.

“Loan” has the meaning set forth in the Preamble.

“Make-Whole Amount” means, with respect to any voluntary prepayment of the Loan or any repayment in connection with an acceleration of the Loan on or prior to May 26, 2027, an amount equal to the greater of (a) the sum of all payments of interest on the Loan that would be due from the date of such prepayment or repayment through May 26, 2027, if no prepayment or repayment of the Loan was made on or prior to May 26, 2027, and (b) 2.00% of the aggregate amount of the Loan.

“Maturity Date” has the meaning set forth in Section 2.03(c).

“Monthly Payment Date” has the meaning set forth in Section 2.03(b).

“Note” has the meaning set forth in the Preamble.

“Prime Rate” has the meaning set forth in Section 2.02(a).

“Required Holders” means the Holder or Holders holding more than fifty percent (50.00%) of the outstanding principal amount of the Obligations; provided, however, that Required Holders must include any Holder that is an Affiliate of Chicago Atlantic.

“Rescindable Amount” has the meaning set forth in Section 2.05.

“Restricted Cannabis Activities” means, in connection with the cultivation, distribution, sale and possession of cannabis and related products, each of the following: (a) any activity that is not permitted under applicable US State Cannabis Laws; (b) knowingly distributing or selling cannabis or related products to minors; (c) payments to criminal enterprises, gangs, cartels and Persons subject to Sanctions; (d) non-compliance with applicable anti-terrorism laws and other applicable law relating to money-laundering; (e) diversion of cannabis and related products from states where it is legal under US State Cannabis Law to other states; (f) use of activities permitted under US State Cannabis Law as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (g) the commission, or making threats, of violence and the use of firearms; (h) growing cannabis and related products on public lands; and (i) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in such activities. For the avoidance of doubt, an activity that becomes a Restricted Cannabis Activity pursuant to a change in US State Cannabis Law shall not be deemed to be a Restricted Cannabis Activity until the later of (x) the date that such new US State Cannabis Law becomes effective, and (y) the date Borrower or Guarantor is required to be compliant with such US State Cannabis Law.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, or other applicable sanctions authority.

“Secured Creditors” means, collectively, (a) Lender, (b) each other Holder, (c) Administrative Agent, (d) each beneficiary of each indemnification obligation undertaken by Borrower or Guarantor under the Loan Documents, (e) any successors, endorsees, transferees and assigns of each of the foregoing to the extent any such transfer or assign is permitted by the terms of this Note and (f) any other holder of any Obligation arising under this Note or any other Loan Document.

“US Federal Cannabis Law” means any federal laws of the United States treating cannabis and related products as illegal or as controlled substances.

“US State Cannabis Law” means all of the laws, rules, regulations and guidance issued by the Licensing Division and any other law enacted by any state of the United States which implements regulatory or enforcement systems to control the cultivation, distribution, sale or possession of cannabis and related products.

Section 1.03          Negotiable Instrument. Borrower agrees that this Note is a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under New York law.

ARTICLE II
LOAN ADVANCE AND REPAYMENT

Section 2.01           Single Advance. Subject to the terms and conditions set forth herein, and in reliance on Borrower’s representations, warranties, and covenants as set forth herein, Lender will fund the Loan in a single advance to Borrower on May 26, 2026. The Loan shall be evidenced by this Note made by Borrower to the order of Lender which shall bear interest and be paid upon the terms and conditions set forth herein.

Section 2.02          Calculation of Interest.

(a)            Applicable Interest Rate. Except as otherwise provided in this Note, (i) from the date of this Note through May 25, 2026, the Loan, and (ii) thereafter, the outstanding balance of the Loan, shall accrue interest at the Applicable Interest Rate (as hereinafter defined) until the Obligations are paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. As used herein and in the other Loan Documents, the term “Applicable Interest Rate” means the Prime Rate (as hereinafter defined) plus 5.25% per annum. “Prime Rate” means, for any day, a floating rate equal to the rate publicly quoted in The Wall Street Journal’s “Bonds, Rates & Yields” table as the “prime rate” on such day; provided, however, that in no event shall the Prime Rate be less than 6.75% per annum. Any change in such prime rate publicly quoted in The Wall Street Journal’s “Bonds, Rates & Yields” table shall take effect at the opening of business on first day of the month immediately succeeding the month in which the day specified in the public announcement of such change occurs.

(b)           Computation of Interest. Interest due on the Loan shall be paid in arrears and calculated based on a 360-day year composed of the actual number of days elapsed for any whole or partial month in which interest is being calculated, except that interest due for a period of less than a full calendar month shall be calculated by multiplying the actual number of days elapsed in such partial month by a daily rate calculated on said 360-day year. Interest on the Loan shall accrue for each day, from and including the date hereof through and including the date of repayment in full.

(c)            No Adjustments. All payments made by Borrower hereunder or under any other Loan Document payable to Administrative Agent, Lender or their respective Affiliates shall be made shall be made in lawful money of the United States of America, in immediately available funds and free and clear of, and without reduction for, or on account of, any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholding imposed, levied, collected, withheld, or assessed by any Governmental Authority or any claim, counterclaim, defense, recoupment, deduction or setoff of any Person. If any such amounts are required to be withheld from amounts payable to Administrative Agent, Lender or any such Affiliate, the amounts payable thereto shall be increased by such amounts. If any such amounts are payable by Borrower, Borrower shall pay all such amounts by their due date and promptly send Administrative Agent a copy of an original official receipt showing payment thereof. Borrower shall indemnify Administrative Agent, Lender and their respective Affiliates for any taxes, interest, or penalties that may become payable by any such Person as a result of any such failure by Borrower to pay such amounts as they become due.

(d)            Increased Cost of Maintaining Interest; Right of Acceleration.

(i)          If any law, regulation, rule, or guideline hereafter is enacted or modified, whether or not they have the force of law, and compliance therewith results in an increase in the cost to Lender (including, without limitation, a reduction in the income received by Lender) in making, funding, or maintaining interest on the Loan at the interest rate herein provided, then, within ten (10) Business Days after written demand by Lender, Borrower shall pay Lender the additional amounts necessary to compensate Lender for such increased costs.

(ii)          Without limiting the foregoing, if Borrower is prohibited by Applicable Law from paying any amount due to Lender under Section 2.02(c) or this Section 2.02(d), Lender may elect to declare the unpaid principal balance of the Loan, together with all unpaid interest accrued thereon and all other amounts due hereunder and under the other Loan Documents, due and payable within thirty (30) days of Lender’s written notice to Borrower in which event no prepayment penalty or premium shall be due. Lender’s delay or failure in accelerating the Loan upon the discovery or occurrence of an event under Section 2.02(c) or this Section 2.02(d) shall not be deemed a waiver or estoppel against the exercise of such right.

Section 2.03          Loan Payments.

(a)            Payment at Closing. If the Loan is funded on a date other than the first day of a calendar month, Borrower shall pay to Administrative Agent, for the benefit of Lender, at the time of funding an interest payment calculated by multiplying (i) the number of days from and including the Effective Date to (and including) the last day of such calendar month by (ii) a daily rate based on the Applicable Interest Rate.

(b)            Monthly Debt Service. On the first day of each calendar month (each, a “Monthly Payment Date”) during the term of this Note commencing on July 1, 2026, Borrower shall pay to Administrative Agent, for the benefit of Lender, in immediately available funds equal monthly installments of interest only in the amount of interest that has accrued on the Loan at the Applicable Interest Rate during the applicable payment period.

(c)            Maturity Date. On May 22, 2028 (the “Maturity Date”), subject, however, to Administrative Agent’s right to accelerate the Loan and the other Obligations after an Event of Default, Borrower shall pay the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other unpaid amounts and Obligations due under this Note, the Mortgage, and the other Loan Documents which shall become immediately due and payable in full, time being of the essence.

Section 2.04          Payments Generally.

(a)          Delivery of Payment. All payments due to Administrative Agent, Lender and their respective Affiliates under this Note or the other Loan Documents are to be paid to Administrative Agent, for the benefit of such Person.

(b)            Credit for Payments. All payments of interest, principal, and all other sums due hereunder or under any other Loan Document to Administrative Agent, Lender or their respective Affiliates shall be made no later than 12:00 p.m. Eastern Time on the date on which such payment is due by check, or by wire transfer of immediately available funds, to Administrative Agent’s account (for the benefit of such payee) at the address designated by Administrative Agent in writing to Borrower from time to time. Whenever any payment shall be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

(c)            Invalidated Payments. If any payment received by Administrative Agent, Lender or any of their respective Affiliates is deemed by a court of competent jurisdiction, pursuant to a final, non-appealable order, to be a voidable preference or a fraudulent conveyance under any applicable bankruptcy, insolvency, or other debtor relief law, and is required to be returned by such Person, then the obligation to make such payment shall be reinstated, and such payment shall be immediately due and payable upon demand notwithstanding that this Note may have been marked satisfied and returned to Borrower or otherwise canceled. If, prior to any of the foregoing, any security interest or other Lien securing the Obligations shall have been released or terminated, such security interest, other Lien or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Borrower in respect of any security interest or other Lien securing such obligation or the amount of such payment.

(d)            Late Charges. If any payment or sum due under this Note (other than the payment due at maturity or acceleration), is not paid in full within five (5) Business Days of the due date, Lender may charge Borrower an amount equal to five percent (5.00%) of the overdue amount (the “Late Charges”) as liquidated damages. Late Charges are to defray the expenses incurred in connection with handling and processing and the loss of use of such funds, which expenses would be impracticable to quantify. Borrower acknowledges that the Late Charges are a reasonable estimate of such expenses. Unpaid Late Charges shall be added to the Debt.

(e)            Default Interest Rate. Upon the occurrence and during the continuance of an Event of Default, the interest rate on the Loan and the other Obligations shall increase to the Applicable Interest Rate plus five (5) percentage points (the “Default Rate”). Interest shall continue to accrue at the Default Rate until such Event of Default has been cured or waived, or until full payment of the delinquent amount has been received. In addition, Administrative Agent, Lender and their respective Affiliates shall have the right, without acceleration of the Loan, to collect interest at the Default Rate on any payment due hereunder or under any other Loan Document which is not received by Administrative Agent, Lender or their respective Affiliates on or before the date on which such payment is due (subject to any applicable grace period). Interest at the Default Rate shall accrue on any judgment obtained by Administrative Agent, Lender or their respective Affiliates in connection with any enforcement of the Loan or any of the obligations due under this Note or the other Loan Documents until such judgment is paid in full with interest at the Default Rate. Borrower acknowledges that it would be extremely difficult or impracticable to determine the actual damages of Administrative Agent, Lender or their respective Affiliates resulting from any default, and the Default Rate is a reasonable estimate of those damages and does not constitute a penalty.

(f)             Application of Payments. Except after an Event of Default, all payments made by Borrower shall be applied to the payment of: first, the outstanding fees, costs and expenses of Administrative Agent; second, the outstanding fees, costs and expenses of Lender and each other Holder; third, Late Charges (as defined in each Note); fourth, advances made by Lender or any other Holder to protect the Property or to perform an Obligation that Borrower or Guarantor fails to perform; fifth, accrued and unpaid interest at the Applicable Interest Rate or the Default Rate, as applicable; sixth, the outstanding principal amount of the Obligations; and seventh, all other outstanding Obligations. Notwithstanding the foregoing, during the continuance of an Event of Default, all payments made hereunder may be applied by Administrative Agent in such order, priority and in such proportion as Administrative Agent shall elect in its discretion. No amount repaid hereunder may be reborrowed.

Section 2.05          Incorrect Payments. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lender hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to Lender. With respect to any payment that Administrative Agent makes for the account of Secured Creditors hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (a) Borrower has not in fact made such payment; (b) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (c) Administrative Agent has for any reason otherwise erroneously made such payment, then each applicable Secured Creditor severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Secured Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.06          Usury Savings Clause. At no time is Borrower required to pay interest on the Loan or on any other Obligation at a rate which would subject Administrative Agent, Lender or their respective Affiliates either to civil or criminal liability as a result of being in excess of the maximum interest rate permitted by law. If interest, or any amount deemed interest, whether paid or payable by Borrower exceeds or is deemed to exceed the maximum interest rate permitted by Applicable Law, then the amount to be paid shall be reduced by such amount so that the amount to be paid shall not exceed the maximum rate permitted by Applicable Law. Any payments made in excess of such maximum interest rate shall be deemed to have been payments of principal in inverse order of maturity and not of interest.

ARTICLE III
LOAN PREPAYMENT

Section 3.01          Prepayment. Borrower acknowledges that Lender is making the Loan at the Applicable Interest Rate and upon the other terms herein set forth in reliance upon Borrower’s promise not to prepay the Loan except as permitted herein. Except as expressly provided in Section 3.02, Borrower agrees that Borrower shall have no right to prepay all or any part of the Loan.

Section 3.02          Permitted Prepayments. Borrower may, at its option, prepay the Loan in its entirety on the last Business Day of any calendar month; provided, however, that Administrative Agent may agree, in its discretion, to permit such prepayment to occur on another Business Day. Borrower shall give Administrative Agent prior written notice of at least ninety (90) days (or such shorter amount of notice permitted by Administrative Agent in writing in its discretion) before such prepayment, and such notice shall be irrevocable. In the event that Borrower elects to so prepay the Loan or in the event that the Loan is accelerated upon or after the occurrence of an Event of Default, such prepayment or repayment may be made by paying the then outstanding aggregate principal amount of the Loan, together with all accrued and unpaid interest and the applicable Make-Whole Amount; provided, however, that if Lender participates in the financing facilitating such prepayment or repayment, no Make-Whole Amount shall be due.

ARTICLE IV
EVENTS OF DEFAULT AND REMEDIES

Section 4.01          Events of Default. The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) under this Note:

(a)            Failure to Pay. Borrower fails (i) to pay the amount due on the Maturity Date, (ii) to pay any monthly interest payment due under this Note within five (5) Business Days of when due, (iii) to pay any other payment due under this Note within five (5) Business Days of written notice from Administrative Agent that such payment was not received when due, or (iv) to perform any other non-monetary obligation due under this Note within thirty (30) days after written notice from Administrative Agent specifying such failure (provided that if such non-monetary default is of a nature that it cannot reasonably be cured within such thirty (30) day period, Borrower shall have such additional time as may be reasonably necessary, up to a maximum of ninety (90) days, so long as Borrower commences cure within such thirty (30)-day period and diligently pursues such cure to completion).

(b)            Loan Document Cross-Default. Any default beyond applicable notice and cure periods shall occur under any other Loan Document.

(c)            Change in Law. The occurrence of any adverse change after the date hereof in Applicable Law, including US Federal Cannabis Law or US State Cannabis Law, or the application, administration or interpretation thereof by any Governmental Authority, (i) that would make it unlawful for Administrative Agent or any Holder to (A) continue to be a party to any Loan Document, (B) perform any of its obligations hereunder or under any other Loan Document or (C) to fund or maintain the Loan, (ii) pursuant to which any Governmental Authority has enjoined Administrative Agent or any Holder from (A) continuing to be a party to any Loan Document, (B) performing any of its obligations hereunder or under any other Loan Document or (C) funding or maintaining the Loan, (iii) pursuant to which any Governmental Authority requires (A) confidential information from or disclosure of confidential information about any investor in Administrative Agent, any Holder or any Affiliate thereof or (B) Administrative Agent or any Holder to obtain any license, permit, registration, certificate or approval, in each case, to (x) continue to be a party to any Loan Document, (y) perform any of its obligations hereunder or under any other Loan Document or (z) fund or maintain the Loan or (iv) Borrower shall engage in any Restricted Cannabis Activity.

Section 4.02          Remedies. During the continuance of an Event of Default, Administrative Agent may, in its discretion, or shall, at the direction of Required Holders, exercise all rights and remedies at law or in equity available to Administrative Agent and Holders under this Note, the Mortgage, and the other Loan Documents, which rights and remedies are incorporated herein by specific reference.

(a)            Remedies Cumulative. The rights and remedies available to Secured Creditors shall be cumulative and may be exercised independently, concurrently, or successively in the discretion of Administrative Agent or as directed by Required Holders on one or more occasions, as applicable.

(b)            Notice and Demand Waived. Notice or demand given to Borrower in any instance shall not, by itself, entitle Borrower to notice or demand in a similar or subsequent instance nor shall any such notice or demand constitute a waiver by any Secured Creditor of its rights to take any further action without notice or demand.

(c)            Partial Exercise. No partial exercise by any Secured Creditor of any right or remedy exercised pursuant to this Note shall preclude further exercise of such remedy or the exercise of any other remedy available to such Secured Creditor in contract, at law, or in equity.

(d)            No Prejudice to Secured Creditors’ Rights. Secured Creditors may release security for the Obligations, may release any party liable for the Obligations, may grant extensions or forbearances with respect thereto, and may apply any security held to repayment of the Obligations, in each case, without prejudice to the rights of Secured Creditors under this Note and the other Loan Documents. No Secured Creditor shall be deemed as a consequence of its delay or failure to act, or by granting any releases, extensions, forbearances, or by applying any security to the balance due, to have waived or be estopped from exercising any rights and remedies such Person may have under the Loan Documents or at law or in equity.

ARTICLE V
ADMINISTRATIVE AGENT

Section 5.01          Appointment. Lender hereby appoints Chicago Atlantic as its Administrative Agent under and for purposes of each Loan Document and hereby authorizes Administrative Agent to act on behalf of Lender under each Loan Document and, in the absence of other written instructions from Lender pursuant to the terms of the Loan Documents received from time to time by Administrative Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Note, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note or any other Loan Document or otherwise exist against Administrative Agent.

Section 5.02          Delegation of Duties. Administrative Agent may execute any of its duties under this Note and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

Section 5.03          Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Note or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (b) responsible in any manner to Lender for any recitals, statements, representations or warranties made by Borrower or Guarantor or any officer thereof contained in this Note or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Note or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Note or any other Loan Document or for any failure of Borrower or other Person to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note or any other Loan Document, or to inspect the properties, books or records of Borrower or guarantor.

Section 5.04          Non-Reliance. Lender expressly acknowledges that neither Administrative Agent, nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower or guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent to Lender.

Section 5.05          Enforcement by Administrative Agent.

(a)           All rights of action under this Note and the other Loan Documents shall be instituted, maintained, pursued or enforced by Administrative Agent. Any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in Administrative Agent’s name without the necessity of joining Lender. In any event, the recovery of any judgment by Administrative Agent shall be for the benefit of Lender, subject to the reimbursement of expenses and costs of Administrative Agent.

(b)           Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel) and Lender allowed in any judicial proceedings relative to Borrower or any guarantor, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims, and any custodian in any such judicial proceedings is hereby authorized by Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lender, to pay to Administrative Agent any amount due to Administrative Agent for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel, and any other amounts due Administrative Agent under this Note or any other Loan Document. Nothing contained in this Note or the Loan Documents shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of Lender any plan of reorganization, arrangement, adjustment or composition affecting this Note or any other Loan Document, or the rights of any holder thereof, or to authorize Administrative Agent to vote in respect of the claim of Lender in any such proceeding.

Section 5.06          Restrictions on Actions by Secured Creditors; Sharing of Payments.

(a)            Lender agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with Lender. Lender further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Property or any other collateral for the Obligations.

(b)            If at any time or times Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of any of the Property or any other collateral for the Obligations or any payments with respect to the Obligations, except for any such proceeds or payments received by Lender from Administrative Agent pursuant to the terms of this Note, or (ii) payments from Administrative Agent in excess of Lender’s pro rata share of all such distributions by Administrative Agent, Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all Holders and for application to the Obligations in accordance with the applicable provisions of the Notes, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Holders so that such excess payment received shall be applied ratably as among Holders in accordance with their pro rata shares; provided that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

(c)            The benefit of the provisions of the Loan Documents directly relating to any of the Property or any other collateral for the Obligations or any Lien granted with respect thereto shall extend to and be available to any Secured Creditor that is not Administrative Agent or Lender as long as, by accepting such benefits, such Secured Creditor agrees, as among Administrative Agent and all other Secured Creditors, that such Secured Creditor is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Article V, including Sections 5.06(a) and 5.06(b), and the decisions and actions of Administrative Agent and, as applicable, Required Holders to the same extent Lender is bound; provided that, notwithstanding the foregoing, (i) except as set forth specifically herein, Administrative Agent and Lender shall be entitled to act in its discretion, without regard to the interest of such Secured Creditor, regardless of whether any Obligation to such Secured Creditor thereafter remains outstanding, is deprived of the benefit of any of the Property or any other collateral for the Obligations, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Creditor or any such Obligation and (ii) except as specifically set forth herein, such Secured Creditor shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of any of the Property or any other collateral for the Obligations or under any Loan Document.

(d)            Without limitation of any other provision in this Note, if at any time Administrative Agent makes a payment hereunder in error to Lender, whether or not in respect of an Obligation due and owing by Borrower or Guarantor at such time, where such payment is a Rescindable Amount, then in any such event, Lender severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform Lender promptly upon determining that any payment made to Lender comprised, in whole or in part, a Rescindable Amount.

Section 5.07          Collateral.

(a)            Administrative Agent hereby appoints each other Secured Creditor as its agent and as sub-agent for the other Secured Creditors (and each Secured Creditor hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Property and any other collateral for the Obligations, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Creditor obtain possession or control of any of the Property or any other collateral for the Obligations, such Secured Creditor shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver possession or control thereof to Administrative Agent and take such other actions as agent or sub-agent in accordance with Administrative Agent’s instructions to the extent, and only to the extent, so authorized or directed by Administrative Agent.

(b)            Each Secured Creditor acknowledges that the Loan, all other Obligations and all interest, fees and expenses hereunder constitute one indebtedness, secured by all of the Property and any other collateral for the Obligations. Lender hereby directs, in accordance with the terms of this Note and the other Loan Documents, as applicable, Administrative Agent to release any Lien held by Administrative Agent in connection with this Note and the other Loan Documents against (i) any of the Property or any other collateral to be released pursuant to the express terms of this Note or any other Loan Document and (ii) all of the Property and any other collateral for the Obligations upon the payment in full of the Obligations and termination of this Note.

(c)            Lender hereby directs Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 5.07 promptly upon the effectiveness of any such release. Upon request by Administrative Agent at any time, Lender will confirm in writing Administrative Agent’s authority to release particular types or items of collateral pursuant to this Section 5.07.

Section 5.08          Indemnification. Lender, together with the other Holders, agrees to indemnify Administrative Agent in its capacity as such (to the extent not reimbursed by Borrower or Guarantor and without limiting the obligation of Borrower and Guarantor to do so), pro rata (as determined on the date on which indemnification is sought under this Section 5.06 (or, if the loans made or held by Holders shall have been paid in full, pro rata as immediately prior to such date)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loan) be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of, the Loan, this Note, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Administrative Agent under or in connection with any of the foregoing; provided that Lender shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from Administrative Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 5.06 shall survive the payment of the Loan and all other Obligations.

Section 5.09          Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon prior notice of at least twenty (20) days to Lender and Borrower. If Administrative Agent shall resign as Administrative Agent in its applicable capacity under this Note and the other Loan Documents, then Administrative Agent or Required Holders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent in its applicable capacity, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, Borrower or any Holder. If no applicable successor agent has accepted appointment as Administrative Agent in its applicable capacity by the date that is twenty (20) days following such retiring Administrative Agent’s notice of resignation, such retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Holders shall assume and perform all of the duties of Administrative Agent hereunder until such time, if any, as Administrative Agent or Required Holders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Note and the other Loan Documents. Notwithstanding the foregoing, Chicago Atlantic may resign as Administrative Agent, and choose a successor for such capacity, without notice to, or the consent of, Holders (including Required Holders) if such successor is an Affiliate of Chicago Atlantic.

ARTICLE VI
MISCELLANEOUS

Section 6.01          Incorporation by Reference. The following Sections of the Mortgage are incorporated into this Note in their entirety by specific reference, as if fully set out herein, mutatis mutandis: Section 9.03 (entitled: Omnibus Provisions Pertaining to Mortgagee’s Rights and Remedies); Section 10.01 (entitled: Notices); Section 10.03 (entitled: No Joint Venture; No Third-Party Beneficiaries); Section 10.04 (entitled: Mortgagee Approval); and Section 10.09 (entitled: Waiver of Jury Trial).

Section 6.02          Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract, equity, tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York without giving effect to its principles of choice of law or conflicts of law.

Section 6.03          Waivers. To the extent permitted by Applicable Law, Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of intent to accelerate and notice of acceleration of maturity, in each case, in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder. Nothing in this Section 6.03 shall be construed as a waiver of any notice expressly required under any other provision of this Note or the other Loan Documents.

Section 6.04          Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 6.05          Time of Essence. Time shall be of the essence with respect to all of Borrower’s Obligations under this Note.

Section 6.06          Use of Funds. Borrower hereby warrants, represents, and covenants to use the proceeds of the Loan (a) to finance, in part, the purchase price for the Property, (b) to fund the payment of the fees, costs and expenses associated with the closing of the transactions contemplated by this Note and the other Loan Documents, in each case, to the extent consistent with the terms of the Loan Documents and Applicable Law, and (c) solely for business or commercial purposes and not for personal, family, or household purposes. Borrower shall not request the borrowing of the Loan, and Borrower shall not use, and shall ensure that its directors, officers, employees and agents shall not use, the proceeds of the Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any anti-corruption laws or anti-terrorism laws.

Section 6.07          Entire Agreement; Amendments.

(a)          This Note and the other Loan Documents, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

(b)          Neither this Note nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except (i) in accordance with the provisions of this Section 6.07 or (i) as otherwise provided herein or in the other Loan Documents with respect to certain agreement, waiver and consent rights that may be exercised by Administrative Agent. Administrative Agent may, Required Holders may, or, at the direction of Required Holders, Administrative Agent shall, from time to time, enter into with the relevant Person(s) written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Note or the other Loan Documents or changing in any manner the rights of Holders or Borrower or Guarantor hereunder or thereunder, waive, on such terms and conditions as Required Holders or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Note or the other Loan Documents or any Event of Default and its consequences or consent to any acts or omissions of Borrower or Guarantor hereunder or under any other Loan Document that, but for such consent, would constitute an Event of Default hereunder or thereunder.

Section 6.08          General Indemnity; Waiver of Consequential Damages.

(a)             Indemnity. Borrower hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any Indemnitee. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any Indemnitee under any Environmental Laws or with respect to any environmental liability of Borrower. The foregoing indemnities shall not apply to Indemnified Claims (i) incurred by any Indemnitee as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction or (ii) disputes arising solely between Indemnitees and (A) not involving any action or inaction by Administrative Agent, any Holder or any of their respective Affiliates or (B) not relating to any action of such Indemnitee in its capacity as Administrative Agent. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of Borrower with respect to each indemnity given by it in this Note or any of the other Loan Documents in favor of Administrative Agent and each Holder shall survive the payment in full of the Obligations and termination of the Loan Documents.

(b)            Waiver of Consequential Damages, Etc. Each party to this Note agrees not to assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for consequential, punitive or speculative damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any other Loan Document; provided that nothing in this Section 6.08(b) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee under Section 6.08(a) against consequential, punitive or speculative damages asserted against such Indemnitee by a third party.

Section 6.09          Counterparts.

(a)            This Note may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Note will be deemed executed by the parties when each has signed it and delivered its executed signature page to Administrative Agent by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (e.g., “DocuSign”, “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note. No party hereto shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such Party forever waives any such defense.

(b)           The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

Section 6.10          Sale or Pledge of Note. Lender shall have the absolute and unrestricted right at any time or from time to time, and without consent by Borrower, or any guarantor, indemnitor, or other person, to sell, pledge or assign all or any portion of this Note and the Loan evidenced by this Note and the Loan Documents, and/or grant or sell participation interests therein, to one or more Persons. Lender shall endeavor to use good faith, commercially reasonable efforts to promptly provide Borrower with written notice of the same, but the failure to do so shall not constitute a breach of this Note. Borrower shall, and shall cause any guarantor and indemnitor to, execute, acknowledge and deliver any and all instruments reasonably requested by Lender to evidence that the unpaid Debt evidenced by this Note is outstanding and payable without defense, offset or counterclaim of any kind on the terms and provisions set out in this Note and the other Loan Documents. Such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender originally named in this Note.

Section 6.11          Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. References in this Note to “Sections” shall be to the Sections of this Note unless otherwise specifically provided. All references in this Note or any other Loan Document to statutes shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument, document or agreement shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such instrument, document or agreement are permitted by the terms hereof and thereof; to any Person means and includes the successors and permitted assigns of such Person; or to “including” shall be understood to mean “including, without limitation”. Unless the context of this Note clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” An Event of Default shall be deemed to exist at all times during the period commencing on the date that such Event of Default occurs to the date on which such Event of Default is waived in writing pursuant to this Note. All references in any Loan Document to the consent, discretion, or satisfaction of, acceptability to or approval by Lender or Administrative Agent shall be deemed to mean the consent, discretion or satisfaction of, acceptability to or approval by Lender or Administrative Agent in its sole and absolute discretion, except as otherwise expressly provided in the applicable Loan Document.

Section 6.12          USA PATRIOT Act. Lender hereby notifies Borrower that it may be required to obtain, verify and record information that identifies Borrower and Guarantor pursuant to the requirements of the USA PATRIOT Act, which information includes the name and address of Borrower and Guarantor and other information that will allow Lender to identify Borrower or Guarantor in accordance with the USA PATRIOT Act.

Section 6.13          Intercreditor Agreement. The Obligations are subordinate, in the manner and to the extent set forth in that certain Intercreditor and Subordination Agreement, dated as of May 26, 2026 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among IIP-NY-2 LLC, a Delaware limited liability company, Borrower, Holders and Administrative Agent to the Senior Indebtedness (as defined therein), and Lender, by its acceptance hereof, acknowledges and agrees to be bound by the provisions of the Intercreditor Agreement. Lender authorizes Administrative Agent to enter into the Intercreditor Agreement.

[signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth above.

256 COUNTY ROUTE 117 PERTH LLC,
a Delaware limited liability company

By:	/s/ Tyson Macdonald
Name: Tyson Macdonald
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

CHICAGO ATLANTIC LINCOLN, LLC,
as Lender

By:	/s/ Peter Sack
Name: Peter Sack
Title: Authorized Person

CHICAGO ATLANTIC FINANCIAL
SERVICES, LLC, as Administrative Agent

By:	/s/ Peter Sack
Name: Peter Sack
Title: Authorized Person

Subordinated Promissory Note